UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 17, 2020

Date of Report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.02.	Results of Operations and Financial Condition

The information set forth in Item 7.01 below is incorporated by reference into this Item 2.02.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01.	Regulation FD Disclosure

On September 17, 2020, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing the following updates on leasing and the impact of the COVID-19 pandemic on rent collections:

Leasing

Griffin reported the following for its industrial/warehouse portfolio for the three months ended August 31, 2020 (the “2020 third quarter”):

	Number of Leases[1]	Square Feet	Weighted Avg. Lease Term in Years	Weighted Avg. Lease Costs PSF per Year[1]	Weighted Avg. Rent Growth[2]
					Straight-line Basis	Cash Basis
New leases	-	-	-	-	-	-
Renewals	3	83,000	6.1	$0.51	16.5%	3.6%
Total / Avg.	3	83,000	6.1	$0.51	16.5%	3.6%

Griffin’s industrial/warehouse portfolio’s percentage leased was as follows:

	Aug. 31, 2020	May 31, 2020	Feb. 29, 2020
Percentage Leased	94.3%	94.3%	94.9%
Percentage Leased – Stabilized Properties[3]	99.7%	99.7%	99.1%

Approximately 79,000 square feet of the 83,000 square feet renewed this quarter was in Griffin’s New England Tradeport industrial park in Windsor and East Granby, Connecticut. One of these leases was an early 10-year, 5-month extension of 40,000 square feet leased as production and distribution space to a large quick service restaurant chain and the other was an early 2-year extension of 39,000 square feet of distribution space leased to one of the largest e-commerce providers of home furnishings. The third

1 Weighted average lease costs per square foot per year reflects total lease costs (tenant improvements and leasing commissions) per square foot per year of the lease term.

2 Weighted average rent growth reflects the percentage change of annualized rental rates between the previous leases and the current leases. The rental rate change on a straight-line basis represents average annual base rental payments on a straight-line basis for the term of each lease including free rent periods. Cash basis rent growth represents the change in starting rental rates per the lease agreement on new and renewed leases signed during the period, as compared to the previous ending rental rates for that same space. The cash rent growth calculation excludes free rent periods. The change in rental rate calculations excludes leases for first generation space on properties acquired or developed by Griffin.

3 Stabilized properties reflect buildings that have reached 90% leased or have been in-service for at least one year since development completion or acquisition date, whichever is earlier. Stabilized properties exclude 160 and 180 International Drive in the Charlotte, North Carolina area that were completed in the 2019 fourth quarter and were 37.1% leased as of August 31, 2020 and 170 Sunport Lane, which was acquired in the 2020 second quarter and was 25.9% leased as of August 31, 2020.

Rent Collections/COVID-19 Impact

COVID-19 has not had a material impact on Griffin’s rent collection during the 2020 third quarter and as of the date of this filing. Griffin collected 99.9% of rent in each of June, July and August, inclusive of rent relief. Griffin entered into agreements with two tenants that granted rent relief aggregating approximately 0.5% of Griffin’s anticipated total annual rent for fiscal year 2020. The much larger of these two tenants is a subsidiary of a Fortune 500 company and the rent relief was granted as part of an early 5-year renewal of that tenant’s lease that was executed subsequent to August 31, 2020. Griffin has not received any new requests for rent relief subsequent to April 30, 2020 and no previous requests remain outstanding.

6
Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1: Registrant’s September 17, 2020 Press Release (attached hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Date: September 17, 2020